UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2015

BLUE SKY PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Unit A, 21st Floor, 128 Wellington Street, Central
Hong Kong	_______________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-3106-3133

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 4, 2015, our board of directors received and accepted the resignation of Karsanbhai Hirachan as our president, secretary, chief executive officer, chief financial officer, treasurer and director.

The resignations did not result from any disagreements with our company regarding our operations, policies, practices or otherwise.

On June 4, 2015, we appointed Alvin Lee Jin Han as our president, secretary, chief executive officer, chief financial officer, treasurer and director.

Alvin Lee Jin Han – President, CEO, CFO and Director

Alvin Lee Jin Han is a Singapore based entrepreneur with 10 years of experience working in China and South East. He has worked in corporate finance and management accounting/analyst divisions and has been involved in project financing and fund raising. In particular, from December 2009 to the present, Mr. Han has been with JP Advisory Limited, a Hong Kong based company, where since June of 2012 he has been a Financial Advisory Consultant, advising clients in South East Asia. In general, Mr. Han has been involved in various project financing exercises and has performed many financial feasibility studies for various projects, also implementing various systems, new process flows, and restructuring of business operations to improve a company’s efficiency.

Mr. Han received an M.A. in International and Development Economics from Yale University and a degree in Finance from U21 Global Graduate School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SKY PETROLEUM INC.

/s/ Alvin Lee Jin Han
Alvin Lee Jin Han
President and Director

Date June 17, 2015